Exhibit 99.1

NOTICE OF CONDITIONAL FULL REDEMPTION

The Hertz Corporation
7.50% Senior Notes due 2018
CUSIP Number 428040CD9*

NOTICE IS HEREBY GIVEN, pursuant to the Indenture referred to below, that The Hertz Corporation, a Delaware corporation (the “Company”), has elected to redeem, subject to the satisfaction of the conditions precedent as set forth below, on the Redemption Date (as defined below), $700,000,000 in aggregate principal amount of Outstanding Notes under the Indenture, which represents all of the Outstanding Notes, at the Redemption Price set forth below. As further described below, in the Company’s discretion, the Redemption Date may be delayed until such time as such conditions precedent shall be satisfied as provided below, or such redemption may not occur and this notice may be rescinded in the event that any or all such conditions precedent shall not have been so satisfied by the Redemption Date, or by the Redemption Date as so delayed.
As used herein, the term “Indenture” means the Indenture, dated as of September 30, 2010, as supplemented, among the Company, the Subsidiary Guarantors from time to time parties thereto and Wells Fargo Bank, National Association, as Trustee (the “Trustee”). Capitalized terms used and not otherwise defined herein have the meanings given thereto in the Indenture.
The Redemption Price with respect to any redeemed Note is equal to:
(a)    101.875% of the principal amount of such Note, plus

(b)	the accrued but unpaid interest thereon to the Redemption Date ($17.29166667 per $1,000 principal amount of Notes assuming the Redemption Date is July 8, 2016).
The redemption will take place on July 8, 2016 or, if the conditions precedent set forth below are not satisfied as provided below on or prior to July 8, 2016, such later date (but not later than August 7, 2016) as such conditions precedent are so satisfied (such date of such redemption, the “Redemption Date”).
The redemption is subject to the satisfaction of each of the following conditions precedent: (i) the consummation (as and when determined by the Company, and as and to the extent the Company shall require, in each case in its sole and absolute discretion), on or prior to July 8, 2016 (or such later date on or prior to August 7, 2016 as may be determined by the Company in its sole and absolute discretion) of the Transactions (as defined in Annex A hereto) on terms and conditions satisfactory in all respects to the Company in its sole and absolute discretion, including but not limited to the satisfaction (as determined by the Company, and as and to the extent the Company shall require, in each case in its sole and absolute discretion) of any condition precedent to such consummation under any agreement, instrument or other document providing for, governing or otherwise relating to any such Transaction, and (ii) the delivery to the Trustee of written notice by the Company (in its sole and absolute discretion) to the effect that such consummation of such Transactions has occurRed (as so determined, and as and to the extent so required, by the Company), and the effectiveness of
_____________
*Neither the Company nor the Trustee shall be held responsible for the selection or use of any CUSIP number, nor is any representation made as to the correctness or accuracy of the CUSIP number listed in this Redemption Notice or printed on the Notes. They are included solely for convenience of the Holders.

such written notice. The written notice referred to in clause (ii) of the foregoing sentence shall be effective upon delivery, if delivered on or prior to 12:00 p.m., New York City time on any given day, and if delivered after 12:00 p.m., New York City time on the date of delivery, shall be effective as of 12:01 a.m. New York City time the following Business Day unless the notice expressly states that it shall be effective as of the time of delivery.
The Company shall be entitled to delay, and may delay, the redemption of the Notes until such time as such conditions precedent shall be satisfied as provided above. Such redemption shall not occur in the event that such conditions precedent have not been so satisfied by August 7, 2016. In the event that such conditions precedent have not been so satisfied by such date, the Company will so notify the Trustee and the Holders of the Notes at the Holders’ addresses appearing in the Note Register, and upon any such notice, this redemption notice shall be rescinded and of no force or effect for any purpose.
Payment of the Redemption Price will become due and payable on the Redemption Date only upon presentation and surrender of the Notes to the Trustee as follows:

Registered & Certified Mail:	Regular Mail or Courier:	In Person by Hand Only:

WELLS FARGO BANK, N.A. Corporate Trust Operations MAC N9303-121 PO Box 1517 Minneapolis, MN 55480	WELLS FARGO BANK, N.A. Corporate Trust Operations MAC N9303-121 Sixth & Marquette Avenue Minneapolis, MN 55479	WELLS FARGO BANK, N.A. 12th Floor - Northstar East Building Corporate Trust Operations 608 Second Avenue South Minneapolis, MN 55479

By Facsimile (for Eligible Institutions only): (612) 667-6282 Attn: Bondholder Communications

For Information or Confirmation by Telephone: (800) 344-5128, Option 0 Attn: Bondholder Communications
Interest on the Notes shall cease to accrue on and after the Redemption Date, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of the Indenture.
IMPORTANT NOTICE
Noteholders may be subject, under certain circumstances, to backup withholding tax with respect to the redemption payment. Such backup withholding may be applicable if such noteholder, among other things, fails to (i) furnish its correct taxpayer identification number, (ii) certify that it is not subject to backup withholding, or (iii) otherwise comply with applicable backup withholding requirements. A noteholder who wishes to avoid the imposition of backup withholding tax should submit an Internal Revenue Service Form W-9 or W-8, as applicable, when presenting a Note for payment.
The Hertz Corporation
Date:    June 8, 2016

ANNEX A
TRANSACTIONS
As used in this Notice of Redemption, the term “Transactions” means collectively, the following:

(1)
the distribution by the Company of all of the common stock of Hertz Equipment Rental Corporation (together with any successor in interest thereto, “HERC”) to Hertz Investors, Inc. and (ii) the distribution by Hertz Global Holdings, Inc. (to be renamed Herc Holdings Inc.) (together with any successor in interest thereto, “HERC Holdings”) of all of the common stock of Hertz Rental Car Holding Company, Inc. (to be renamed Hertz Global Holdings, Inc.) (together with any successor in interest thereto, “HGH”) to the shareholders of HERC Holdings and any other instruments, assignments, documents and agreements contemplated thereby and executed in connection therewith, in each case on terms and subject to conditions, and pursuant to documentation that is in form and substance, satisfactory to the Company, in its sole and absolute discretion;

(2)
the entry into the Separation and Distribution Agreement between HGH and HERC Holdings and any other instruments, assignments, documents and agreements contemplated thereby and executed in connection therewith, in each case on terms and subject to conditions, and pursuant to documentation that is in form and substance, satisfactory to the Company, in its sole and absolute discretion;

(3)
the payment in full of all principal and unpaid interest, and all other amounts then due and owing, and the termination of all commitments, under the Credit Agreement, dated as of March 11, 2011, among HERC, the Company, the Canadian Borrowers (as defined therein) from time to time parties thereto, Deutsche Bank AG New York Branch as administrative agent and collateral agent, Deutsche Bank AG Canada Branch as Canadian agent and Canadian collateral agent and the other banks and financial institutions from time to time parties thereto, as amended on July 31, 2013 and October 31, 2014, as further amended, supplemented, waived or otherwise modified, and in effect on the Redemption Date;

(4)
the payment in full of all principal and unpaid interest, and all other amounts then due and owing, and the termination of all commitments, under the Credit Agreement, dated as of March 11, 2011, among the Company, Deutsche Bank AG New York Branch as administrative agent and collateral agent, and the other banks and financial institutions from time to time parties thereto, as amended on October 9, 2012 and April 8, 2013, as further amended, supplemented, waived or otherwise modified, and in effect on the Redemption Date;

(5)
the Company obtaining revolving credit commitments in a principal amount of at least $1,700,000,000 (or such other amount as may be determined by the Company in its sole and absolute discretion), on terms and subject to conditions, and pursuant to documentation that is in each case in form and substance, satisfactory to the Company, in its sole and absolute discretion;

(6)
the receipt by the Company of gross proceeds in an amount equal to at least $700,000,000 (or such other amount as may be determined by the Company in its sole and absolute discretion) from the incurrence of additional indebtedness in a form, on terms and subject to conditions, and pursuant to documentation that is in each case in form and substance, satisfactory to the Company, in its sole and absolute discretion; and

(7)
all other transactions relating to any of the foregoing (including but not limited to payment of fees and expenses related to any of the foregoing) as determined by, and pursuant to documentation that is in each case in form and substance satisfactory to, the Company in its sole and absolute discretion.

3